UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2016

NUMEREX CORP

(Exact Name of Issuer as Specified in Charter)

Pennsylvania	0-22920	11-2948749
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

3330 Cumberland Boulevard SE

Suite 700

Atlanta, Georgia 30339

(Address of principal executive offices)

(770) 693-5950

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the ExchangeAct (17 CFR 240.13e-4(c))

Item 4.01.        Changes in Registrant's Certifying Accountant

On February 4, 2016, the Audit Committee received notification from Grant Thornton LLP (“Grant Thornton”), the Company's current principal accountant, advising the Committee of Grant Thornton’s decision not to stand for re-appointment after completion of audit services for the Company's 2015 fiscal year. The decision to change the Company's registered public accounting firm has been approved by the Audit Committee.

During the fiscal years ended December 31, 2013 and December 31, 2014, and during the period from January 1, 2015 through February 4, 2016, the Company had (i) no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to Grant Thornton’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K during the two most recent fiscal years or the subsequent interim period.

Grant Thornton’s reports on the Company's consolidated financial statements for the fiscal years ended December 31, 2013 and December 31, 2014, do not contain any adverse opinion or disclaimer of opinion, nor are they qualified or modified as to uncertainty, audit scope, or accounting principles.

The Company has provided Grant Thornton with a copy of the disclosures it is making in this Current Report on Form 8-K prior to filing with the SEC and requested that Grant Thornton furnish the Company with a letter addressed to the SEC stating whether or not Grant Thornton agrees with the above statements. A copy of such letter, dated February 9, 2016 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01        Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter from Grant Thornton LLP to the Securities and Exchange Commission dated February 9, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUMEREX CORP

Date: February 9, 2016	/s/ Richard A. Flynt
Richard A. Flynt
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

16.1	Letter from Grant Thornton LLP to the Securities and Exchange Commission dated February 9, 2016